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                                  EXHIBIT 23.01




                         CONSENT OF INDEPENDENT AUDITORS



                 We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 of Form S-3 of our report dated February 28, 1997 (with respect to Note G[2] March 24, 1997), which appears on page F-2 of the annual report on Form 10-KSB of Community Medical Transport, Inc. and subsidiaries for the year ended December 31, 1996 and to the reference to our firm under the caption "Experts" in the prospectus.



/s/ Richard A. Eisner & Company, LLP
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Richard A. Eisner & Company, LLP


New York, New York
August 11, 1997